Exhibit 99.1

GENESCO REPORTS FOURTH QUARTER-TO-DATE SALES

--Fourth Quarter-to-Date Total Sales Increased 18% Year-Over-Year

--Expects Fiscal 2022 Adjusted EPS Above the Midpoint of Most Recent Guidance Range--

--Participating in 2022 ICR Conference, January 10, 2022--

NASHVILLE, Tenn., Jan. 10, 2022 –Genesco Inc. (NYSE: GCO) announced today that total overall sales increased by 18% and 9% for the quarter-to-date period ended December 25, 2021 versus the same period for Fiscal 2021 and Fiscal 2020, respectively.  Overall sales changes for each business for the period were as follows:

Quarter-to-Date (8 weeks ended December 25, 2021)

	Overall Sales* vs. FY21	Overall Sales* vs. FY20
Journeys Group	8%	3%
Schuh Group	28%	16%
Johnston & Murphy Group	53%	(5)%
Licensed Brands	104%	514%
Total Overall Sales	18%	9%
Total Store Sales	23%	(2)%
Total Direct Sales	(10)%	33%

*As a result of store closures in response to the COVID-19 pandemic and the Company's policy of removing any store closed for seven consecutive days from comparable sales,

  the Company has not included fourth quarter-to-date comparable sales for this year or last year as it feels that overall sales is a more meaningful metric for these periods.

Mimi E. Vaughn, Genesco board chair, president and chief executive officer, said, “We are pleased with our performance this holiday selling season, especially given the supply chain challenges, as strong full-priced selling drove better than expected sales and profitability. While traffic levels have remained healthy thus far in January, our sales trend has moderated as inventory is currently very lean; however, we expect our in-stock positions to improve as the month progresses and feel confident that we will finish the year strong. Therefore, we are reaffirming our total year EPS guidance of $6.40 to $6.90, with our expectation now above the midpoint of the range.”

Genesco to Present at the 2022 ICR Conference

As previously announced, Genesco management will present at the 2022 ICR Conference on Monday, January 10, 2022, at 9:00 a.m. (Eastern Time).  The audio portion of the presentation will be webcast live and may be accessed through the Company's internet website, http://www.genesco.com.  To listen, please go to the website at least 15 minutes early to register, download and install any necessary software.

Safe Harbor Statement

This release contains forward-looking statements, including those regarding the performance outlook for the Company, expectations with respect to sales, earnings, growth, returning capital to shareholders and all other statements not addressing solely historical facts or present conditions.  Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “anticipate,” “should,” “optimistic” and similar terminology.  Actual results could vary materially from the expectations reflected in these statements.  A number of factors could cause differences.  These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, store closures due to COVID-19,  weakness in store and shopping mall traffic, timing of in person back-to-work and back-to-school and sales with respect thereto, expectations regarding the COVID-19 vaccine rollout and acceptance, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores.  Differences from expectations could also result from store closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons.  Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the timing and amount of share repurchases; the Company’s ability to realize anticipated cost savings, including rent savings; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; changes to U.S. tax laws impacting the Company’s tax liabilities; and the cost and outcome of litigation, investigations and environmental matters involving the Company.  Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com.  Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict.  Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Forward-looking statements reflect the expectations of the Company at the time they are made.  The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retail and branded company, sells footwear and accessories in more than 1,430 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Little Burgundy, Schuh, Schuh Kids, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.nashvilleshoewarehouse.com, and www.dockersshoes.com. In addition, Genesco sells footwear at wholesale under its Johnston & Murphy brand, the licensed Levi’s brand, the licensed Dockers brand, the licensed Bass brand, and other brands. Genesco is committed to progress in its diversity, equity and inclusion efforts, and the Company’s environmental, social and governance stewardship. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Genesco Inc. Financial Contact

Tom George

Senior Vice President-Finance, Chief Financial Officer

(615) 367-7465

tgeorge@genesco.com

Genesco Inc. Media Contact

Claire S. McCall

Director, Corporate Relations

(615) 367-8283

cmccall@genesco.com